SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CELESTIAL SEASONINGS

         GABELLI INTERNATIONAL ADVISORY SERVICES LIMITED

                                 1/28/97            2,500            22.1510
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/29/97           10,000            22.3250
          GAMCO INVESTORS, INC.
                                 1/31/97           10,000            22.2500
          GAMCO INVESTORS, INC.
                                 1/31/97           10,500            22.3690
                                 1/31/97            2,000            22.5000
                                 1/30/97            1,600            22.0000
                                 1/30/97              500            22.2500
                                 1/29/97            5,295            22.3750
                                 1/28/97            2,000            22.1250
                                 1/28/97            1,105            22.0000






















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ.

          (2) PRICE EXCLUDES COMMISSION.
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